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                                                                  EXHIBIT 23(c)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference (from the 1997 Annual Report on Form 10-K filed by Financial Security Assurance Holdings Ltd. ("FSA") - in which filing our report was incorporated by reference from FSA's Annual Report to Shareholders) in the Registration Statements, as amended, pertaining to Medium-Term Notes Series B (Form S-3, No. 33-47025), Series A Preferred Stock (Form S-3, No. 33-71924) and Quarterly Income Capital Securities ("QUICS") (Form S-4, No. 33-62765) of Source One Mortgage Services Corporation of our report dated January 26, 1998 with respect to the consolidated financial statements of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.



                                                    /s/ Coopers & Lybrand L.L.P.


New York, New York
March 27, 1998